Exhibit 5

December 22, 2008

ERP Operating Limited Partnership

Two North Riverside Plaza

Suite 400

Chicago, Illinois 60606

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by ERP Operating Limited Partnership, an Illinois limited partnership (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of the Company’s debt securities (the “Debt Securities”). The Debt Securities may be issued from time to time under an Indenture, dated as of October 1, 1994, as supplemented by the first supplemental indenture thereto, dated as of September 9, 2004, the second supplemental indenture thereto, dated as of August 23, 2006, and the third supplemental indenture thereto, dated as of June 4, 2007 (as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, NA, as successor to The First National Bank of Chicago), as trustee (the “Trustee”).

We have examined the Registration Statement and the Indenture and such other records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Company is a limited partnership existing under the Illinois Uniform Limited Partnership Act.

2. The Company has the necessary limited partnership power and authority to authorize and sell the Debt Securities.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

ERP Operating Limited Partnership

December 22, 2008

3. Each series of Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board of Trustees of Equity Residential, the general partner of the Company, or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof, and (ii) the Indenture will not have been modified or amended.

This opinion letter is limited to the Illinois Uniform Limited Partnership Act and the laws of the State of New York.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Debt Securities.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP